UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, For Use of the Commission only
               (as permitted by Rule 14a-6(e) (2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 140-11(c) or Rule 240-2


                        NEW WORLD RESTAURANT GROUP, INC.
                  (Name of Registrant Specified in its Charter)

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                           (Former Name of Registrant)

         ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:__________

2)   Aggregate Number of securities to which transaction applies:_____________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________

4)   Proposed maximum aggregate value of transaction:_________

5)   Total fee paid:___________

[    ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:_________

2)   Form, Schedule or Registration Statement No.:__________

3)   Filing Party:___________

4)   Date Filed:___________



                        NEW WORLD RESTAURANT GROUP, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The annual meeting of the stockholders of New World Restaurant Group, Inc, a Delaware corporation, will be held on December 19, 2001 commencing at 10:30 a.m. at the Company's offices located at 246 Industrial Way West, Eatontown, New Jersey 07724. The meeting is called for the following purposes:

     1. Election of two Class II directors to serve until the Annual Meeting in 2004;

     2. Ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 1, 2002;

     3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

     Stockholders of record at the close of business on October 24, 2001 are entitled to notice of, and to vote at the Annual Meeting of Stockholders. The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the enclosed proxy statement for further information with respect to the business to be transacted at the Annual Meeting of Stockholders.

     If you do not expect to attend the Annual Meeting of Stockholders in person, please sign and date the enclosed proxy and mail it promptly in the enclosed envelope. Sending in your proxy will not prevent your attending and voting at the meeting in person should you later decide to do so.

                                        By order of the Board of Directors.

                                        Jerold E.  Novack, Secretary


Dated:     November 19, 2001



                        NEW WORLD RESTAURANT GROUP, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724


                                 PROXY STATEMENT

                                November 19, 2001

     This proxy statement is being mailed to stockholders of record as of October 24, 2001 and is furnished in connection with the solicitation of proxies by the Board of Directors of New World Restaurant Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on December 19, 2001, commencing at 10:30 a.m. at the offices of the Company at 246 Industrial Way West, Eatontown, New Jersey 07724. Proxies will be voted in accordance with directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxy voters. Any proxy on which no direction is specified will be voted in favor of the action described in the proxy statement.

     A proxy in the enclosed form may be revoked at any time, prior to it being voted at the Annual Meeting by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of Jerold E. Novack, Secretary, at the address set forth above. Stockholders who attend the Annual Meeting may withdraw their proxies at any time before their shares are voted by notifying the Company at the meeting and voting their shares in person.

     The expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and proxy statement, the handling and tabulation of proxies received and the charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents of the proxy material to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone and telegraph by directors, officers or regular employees of the Company. The total cost of proxy solicitations by the Company are not anticipated to exceed $7,500.

     The matters to be considered at the Annual Meeting include: (1) election of two Class II directors to serve until the Annual Meeting in 2004; (2) ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 1, 2002; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Company is aware of no other matters to be presented for action at the Annual Meeting.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     Holders of Common Stock at the close of business on October 24, 2001 will be entitled to vote. Each share of Common Stock entitles the holder to one (1) vote on each matter to be voted upon. On the record date, there were 17,391,450 outstanding shares of Common Stock (excluding any treasury shares), which is the only class of voting stock outstanding.

                            MATTERS TO BE VOTED UPON

     1.   ELECTION OF DIRECTORS

     The Company's bylaws provide that the Board of Directors is divided into three classes, denominated Class I (present term expiring in 2002), Class II (present term expiring in 2001), and Class III (present term expiring in 2003). There are presently two Class II directors. At the Annual Meeting, two individuals will be elected as Class II directors for a three-year term ending in 2004 and until their successors are elected and qualified. Unless otherwise directed, the persons named in this Proxy Statement as nominees have advised management that it is their intention to vote for the election of the directors set forth in this Proxy Statement.

     In addition to the Company's five classified directors (Class I-2, Class II-2 and Class III-1) the Board of Directors has appointed a sixth and seventh director pursuant to an agreement, as amended (the "Stockholders Agreement") entered into by the Company with BET Associates, L.P., Halpern Denny III, L.P, and Brookwood New World Investors, LLC (see "Principal Stockholders"), referred to below as "Agreement Directors." The Agreement Directors shall serve for the period provided in the Stockholders Agreement. William Nimmo and Eve Trkla were appointed as directors pursuant to the Stockholders Agreement. In addition, Anthony D. Wedo, an eighth director, was appointed as a director of the Company pursuant to the terms of his employment agreement.

     The following table sets forth certain information with respect to the nominee for the election of two (2) Class II directors.

                                                           Year Term Expires
Name                        Age          Position              if Elected
----                        ---          --------              ----------

Keith F. Barket             40           Director                 2004
Edward McCabe               63           Director                 2004

     Each of the nominees for election as a director has advised the Company of his willingness to serve as a director and management believes that each nominee will be able to serve. If any nominee becomes unavailable, proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.


Officers and Directors

     The executive officers and directors of the Company and their ages as of October 24, 2001 are as follows:

Name                      Age        Position with the Company
----                      ---        -------------------------
R. Ramin Kamfar (2)        38        Chairman and Director (Class I)
Anthony D. Wedo            42        Chief Executive Officer and Director
William Rianhard           44        President
Jerold E.  Novack          45        Executive Vice President, Chief
                                     Financial Officer, Secretary and Treasurer
Karen Hogan (1)            39        Director  (Class I)
Keith F. Barket (1)(2)     40        Director  (Class II)
Edward McCabe (1)          63        Director  (Class II)
Leonard Tannenbaum         29        Director  (Class III)
Eve Trkla                  38        Director  (Agreement)
William Nimmo (2)          46        Director (Agreement)

(1)      Member of Audit Committee
(2)      Member of Compensation Committee

     R. Ramin Kamfar. Mr. Kamfar has served as a Director since founding the Company and as Chairman since December 1998. From May 1996 until July 2001, Mr. Kamfar served as Chief Executive Officer of the Company and from May 1996 to December 1998, he also served as President. Between October 1993 and May 1996, Mr. Kamfar served in a number of functions, including Co-President and Co-Chief Executive Officer of the Company. Between 1988 and 1993, he worked in the Investment Banking Division of Lehman Brothers Inc., New York, NY, most recently as a Vice President in the firm's Private Placement Group. Mr. Kamfar is a director of Vsource, Inc. Mr. Kamfar has a B.S. degree with distinction in Finance from the University of Maryland and an M.B.A. degree with distinction in Finance from The Wharton School at the University of Pennsylvania.

     Anthony D. Wedo. Mr. Wedo joined the Company as Chief Executive Officer in July, 2001 and was appointed as a Director in August 2001. From 1998 to July 2001, Mr. Wedo served as chief executive officer and managing partner of Atlantic Restaurant Group, a venture group focused on acquiring high-growth restaurant concepts. From 1994 through 1997, he served as president and chief executive officer of Mid-Atlantic Restaurant Systems, a Boston Market franchisee. From 1988 through 1993, Mr. Wedo was employed by Pepsico Inc.'s KFC division, most recently as a vice president. Mr. Wedo has a B.S. degree in Marketing and Finance from Pennsylvania State University.

     William Rianhard. Mr. Rianhard became President of the Company in May 2000. From October 1995 to April 2000, Mr. Rianhard was employed by Sara Lee Corporation as the President and Chief Operating Officer of Quikava, Inc., Hingham, MA. From 1976 to October 1995, Mr. Rianhard was employed by Allied Domecq U.S. Retailing, Randolph, MA. the parent company of Dunkin' Donuts, in various operations and development positions, serving the last four years as the Director of Concept Development. Mr. Rianhard has a B.A. degree from Ulster County College.

     Jerold E. Novack. Mr. Novack joined the Company as Vice President-Finance in June 1994 and has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary since July 2000 and Chief Financial Officer, Treasurer and Secretary since January 1999. From 1991 to 1994, he served as Vice President/Controller of The Outdoor Furniture Store, Inc., Woodridge, NJ a specialty retail chain. From 1988 to 1991, he served as Controller for Richmond Ceramic Tile, Inc., New York, NY a retailer and distributor of ceramic tile. From 1985 to 1988, Mr. Novack served as Assistant Controller for Brooks Fashion Stores, Inc., New York, NY a specialty retail chain. Prior to 1985, Mr. Novack served as Import Division Controller for Mercantile Stores Company, Inc., New York, NY a department store chain. Mr. Novack has a B.S. degree in Accounting from Brooklyn College, City University of New York.

     Karen Hogan. Ms. Hogan has served as a director of the Company since December 1997. From 1992 to 1997, Ms. Hogan served as Senior Vice President, Preferred Stock Product Management at Lehman Brothers, Inc., New York, NY. From 1985 to 1992, Ms. Hogan served as Vice President, New Product Development Group at Lehman Brothers, Inc., New York, NY. Ms. Hogan has a B.S. degree from the State University of New York at Albany and an M.B.A. degree in Finance and Economics from Princeton University.

     Keith F. Barket. Mr. Barket has served as a director of the Company since June 1995. Mr. Barket is the Managing Director--Real Estate for Angelo, Gordon & Co., New York, NY. From 1988 to 1997, Mr. Barket was a Managing Director of Amerimar Enterprises Inc., New York, NY, a real estate investment and development company during which time he was involved in a variety of office, retail, residential and hotel projects. From 1984 to 1986, he worked as a senior tax accountant with Arthur Andersen & Co., New York, NY. Mr. Barket has a B.A. degree from Georgetown University and an M.B.A. degree from The Wharton School at the University of Pennsylvania.

     Edward McCabe. Mr. McCabe has served as director of the Company since February 1997. Mr. McCabe has served as a marketing and investment banking consultant since 1998. From 1991 to 1998, Mr. McCabe was Chief Executive Officer of McCabe & Company, New York, NY, an advertising and communications company. From 1967 to 1986 he served in various capacities, most recently as President and Worldwide Creative Director, at Scali, McCabe, Sloves, Inc., New York, NY, an advertising agency he co-founded. He also serves on the advisory board of ThinkTanksWorldwide.com.

     Leonard Tannenbaum. Leonard Tannenbaum, C.F.A., has served as a director of the Company since March 1999. Mr. Tannenbaum is currently the Managing Partner at MYFM Capital LLC, a boutique investment banking firm, and a partner at BET Associates LP, a venture capital fund (see "Principal Holders of Voting Stock"). Mr. Tannenbaum is a holder of the Chartered Financial Analyst designation and is a member of AIMR. Mr. Tannenbaum currently serves on the board of directors of the following companies: Corteq, General Devices, Timesys, an embedded Linux company, and Transcentives.com, an Internet holding company. Previously, Mr. Tannenbaum was the president of on-line auction company CollectingNation.com, a partner in a hedge fund, an assistant portfolio manager at Pilgrim Baxter, and an Assistant Vice President in the small company group of Merrill Lynch. Mr. Tannenbaum has an M.B.A in Finance and Bachelors of Science in Management from the Wharton School at the University of Pennsylvania.

     Eve Trkla. Ms. Trkla is a controlling person of Brookwood Financial Partners, L.P., an affiliate of Brookwood New World Investors, LLC, (see "Principal Holders of Voting Stock"). Ms. Trkla has been, since May 1993, the Chief Financial Officer of Brookwood Financial Partners, L.P. Ms. Trkla's prior experience in the financial services field includes eight years as a lender at The First National Bank of Boston and one year as the Senior Credit Officer at The First National Bank of Ipswich. Ms. Trkla also serves as a director of UbiquiTel, Inc., a Sprint PCS affiliate. Ms. Trkla is a cum laude graduate of Princeton University.

     William Nimmo. Mr. Nimmo is a partner at Halpern, Denny & Co. a private equity investment firm (see "Principal Holders of Voting Stock"). From 1989 to 1997, Mr. Nimmo was a partner at Cornerstone Equity Investors, L.L.C. and its predecessor firm, Prudential Equity Investors, Inc. Prior to joining Prudential Equity Investors in 1989; he spent ten years with J.P. Morgan & Company. Mr. Nimmo is a graduate of Dartmouth College and received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth. Mr. Nimmo serves on the Boards of a number of private companies.

     Directorships whose term expires in a calendar year are filled at the Annual Meeting held in such calendar year. Officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships between any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     It is important to note that the Compensation Committee of the Board of Directors (the "Compensation Committee"), established in 1996, assumes responsibility for formulating compensation decisions and presenting them to the Board of Directors. The Compensation Committee is composed of two independent outside directors, Keith F. Barket and William Nimmo, and the Company's Chairman, Ramin Kamfar.

Compensation Committee

     During 2000, the Compensation Committee met three times. In 2001, the Compensation Committee has met one time to carry out its responsibilities including the development and administration of policies governing compensation for senior executives of the Company.

     In developing and administering these policies, the Compensation Committee has focused on compensating Company executives:

     (1) on a competitive basis with other comparably sized and managed companies;

     (2)  in a manner  consistent and supportive of overall Company  objectives;
          and

     (3) balancing the long-term and short-term strategic initiatives of the Company.

     The Company's compensation for executive officers generally consists of a fixed base salary, incentive compensation, and severance arrangements. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company.

Audit Committee

     In 1996, the Company formed an Audit Committee, currently comprised of independent directors Karen Hogan, Keith F. Barket, and Edward McCabe. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent auditors of the Company, review the results and scope of the audit and other services provided by the Company's independent auditors, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. In 2000, the Audit Committee met two times, and in 2001, the Audit Committee has met one time. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2000 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company's independent auditors. Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended December 31, 2000 in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2001. The Audit Committee operates pursuant to a written charter, a copy of the charter of the Audit Committee is annexed hereto as Appendix A.

                           SUMMARY COMPENSATION TABLE

Summary Compensation

     The following table provides certain information concerning the compensation earned by the Company's Chief Executive Officer for services rendered in all capacities to the Company during 2000, and any executive officers of the Company who received compensation in excess of $100,000 during 1998, 1999 and 2000 ("Named Executive Officers").



                           SUMMARY COMPENSATION TABLE

                                                Fiscal Year ended December 31, 2000

                                              Annual Compensation                Restricted Stock Grants
                                              -------------------                -----------------------           Securities
Name and Principal                                          Other Annual                                           Underlying
Position                         Salary ($)   Bonus ($)    Compensation ($)     Shares (#)    Stock Value ($)   Options/SARs (#)
                                 ----------   ---------    ----------------     ----------    ---------------   ----------------

R. Ramin Kamfar, Chairman and     $300,000     $105,000        $24,000 (1)           --              --               250,000
Chief Executive Officer

William Rianhard, President        $98,923      $25,000        $12,000 (1)           --              --               60,000
and Chief Operating Officer

Jerold E. Novack, Chief           $154,808      $77,500        $12,000 (1)         100,00         $125,625            200,000
Financial Officer
                                                Fiscal Year ended December 26, 1999
                                                -----------------------------------

R. Ramin Kamfar, Chairman and     $175,000      $87,500        $24,000 (1)           --              --               250,000
Chief Executive Officer

Jerold E. Novack, Chief           $150,000      $37,500        $12,000 (1)           --              --               125,000
Financial Officer
                                                Fiscal Year ended December 27, 1998
                                                -----------------------------------

R. Ramin Kamfar, Chairman and     $137,500      $68,750        $24,000 (1)           --              --                 --
Chief Executive Officer

Jerold E. Novack, Chief           $118,462     $100,000        $12,000 (1)           --              --                 --
Financial Officer

(1) Represents car and commuting allowances for the respective individuals.

Stock Option Grants

     Set forth below is information on grants of stock options for the Named Executive Officers for the period December 27, 1999 to December 31, 2000.

                             OPTION GRANTS IN 2000

                           Number of      Percentage of
                          Securities      Total Options                                     Potential Realizable Value
                          Underlying       Granted to                                         At Assumed Annual Rates
                            Options       Employees in    Exercise Price    Expiration     of Stock Price Appreciation
                            Granted        Fiscal Year    ($ per Share)        Date             for Option Term (1)
                            -------        -----------    -------------        ----             -------------------

Jerold Novack               200,000           30.9%           $2.00         10/01/2010        $139,490        $459,048

R. Ramin Kamfar             250,000           38.6%           $2.00         10/01/2010        $174,362        $573,809

William Rianhard             60,000            9.3%           $2.63         05/15/2010         $4,347         $100,214

(1) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is based on the fair value at the time of grant.

Fiscal Year-End Option Values

     The following table sets forth certain information with respect to the stock options held at December 31, 2000 by the Company's Named Executive Officers.

                               2000 OPTION VALUES

                                  Number of Securities Underlying         Value of Unexercised In-the-Money Options
                                Unexercised Options At Year End                     at Year End ($) (1)
Name                           Exercisable           Unexercisable            Exercisable           Unexercisable
----                           -----------           -------------            -----------           -------------

R. Ramin Kamfar                  684,367                   --                     --                     --

Jerold E. Novack                 421,662                   --                     --                     --

William Rianhard                 15,000                  45,000                   --                     --

(1) Calculated based on an assumed share price of $1.125 per share, less the exercise price payable for such shares.

Employment Contracts

     Ramin Kamfar

     In September 2000, the Company entered into a new employment agreement with Mr. Kamfar, then the Company's Chairman and Chief Executive Officer. The agreement expires on December 31, 2001 but is automatically renewed for additional one-year periods commencing each January 1 unless either party gives written notice to the other of its desire not to renew such term, which notice must be given no later than ninety (90) days prior to the end of each term on any such renewal. The agreement provides for a compensation package of $300,000 per year, and an annual performance bonus of between 35% and 100% of the base salary for calendar year 2000 and any subsequent calendar year. Each bonus is based on the attainment of certain corporate and individual goals. Pursuant to the agreement, Mr. Kamfar has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

     In the event that the Company terminates Mr. Kamfar's employment upon a change in control or terminates Mr. Kamfar's employment other than for cause, he will be paid severance compensation equal to three times his annual base salary (at the rate payable at the time of such termination) plus an amount equal to the greater of three times the amount of his bonus for the calendar year preceding such termination or 35% of his base salary. For a period of one year following Mr. Kamfar's voluntary termination or termination for cause, Mr. Kamfar cannot perform services for, have an equity interest (except for an interest of 10% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business (other than the Company) that engages in the marketing or sale of specialty coffee as its principal business.

     Mr. Kamfar's employment agreement defines a "change of control" as: 1) the acquisition of more than 40% of the voting stock of the Company by a single person or group; 2) a change in the majority of the Board of Directors as a result of a cash tender offer, merger, sale of assets or contested election; 3) the approval by shareholders of the Company of a merger or sale of all or substantially all of the Company's assets; 4) the closing of a transaction in which more than 50% of the Company's voting power is transferred and 5) a tender offer which results in a person or a group acquiring more than 40% of the Company; 6) a resolution of the Board of Directors is passed, authorizing the filing of a petition for or against the Company under Title 11 of the U.S. Code; and 7) the stockholders of the Company approve a plan of liquidation or dissolution of the Company.

     Anthony Wedo

     In July 2001, the Company entered into an employment agreement with Mr. Anthony Wedo, the Company's Chief Executive Officer. The agreement expires on July 31, 2003, but is automatically renewed for additional one (1) year periods commencing each July 31, unless either party gives written notice of its desire not to renew such term at least ninety (90) days prior to the end of the term or any such renewal term. The agreement provides for a compensation package of $425,000 per year, and an annual performance bonus of up to 88.25% of Mr. Wedo's base salary for such year. The amount of the bonus shall be determined by the Board of Directors after review by the Compensation Committee and is based upon the achievement of predetermined goals for the Company during such period. Pursuant to the agreement, Mr. Wedo has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

     Mr. Wedo was granted an option to purchase 3% of the Company's outstanding common stock (including common stock issuable upon exercise of outstanding options and warrants, having an exercise price of $3.00 per share or less,) (the "Fully Diluted Common Stock") at a price per share of $1.15, which option will vest as to 50% of the amount thereof at the end of each twelve (12) month period during the Term. Mr. Wedo was also granted an option to purchase an additional 1% of the Company's Fully Diluted Common Stock at a price per share of $1.15, which option shall vest at the end of the first one (1) year extension of the Term (provided the Term is thus extended pursuant to the agreement). Mr. Wedo shall be granted piggyback registration rights as to the common stock he may acquire upon the exercise of such options.

     In the event that the Company terminates Mr. Wedo's employment upon a change in control or terminates Mr. Wedo's employment other than for cause, he will be paid severance compensation equal to one times his annual base salary. Mr. Wedo's employment agreement defines change of control as: 1) the acquisition of more than 40% of the voting stock of the Company by a single person or group;
2) a change in the majority of the Board of Directors as a result of a cash tender offer, merger, sale of assets, or contested election; 3) the approval by the stockholders of the Company of the merger or sale of all or substantially all of the Company's assets; 4) the closing of a transaction or series of transaction in which more than 50% of the voting power of the corporation is transferred to a single person or a group; 5) a tender offer which results in a person or a group requiring more than 40% of the outstanding shares of the Company's common stock and warrants to purchase the Company's common stock; 6) a resolution of the Board of Directors is passed, authorizing the filing of a petition for or against the Company under Title 11 of the U.S. Code; and 7) the stockholders of the Company approve a plan of liquidation or dissolution of the Company.

     Jerold E. Novack

     In September 2001, the Company entered into a new employment agreement with Mr. Novack, the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary. The agreement expires on June 30, 2002. The agreement provides for a compensation package of $300,000 per year, and an annual performance bonus of 30% to 100% of the base salary based on the attainment of certain corporate, departmental and individual goals. Pursuant to the agreement, Mr. Novack has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

     In the event that Mr. Novack's employment with the Company ceases other than for cause, he will be paid severance compensation of $300,000. For a period of one year following Mr. Novack's voluntary termination or termination for cause, Mr. Novack cannot perform services for, have an equity interest (except for an interest of 10% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the marketing or sale of specialty coffee or bagels as its principal business.

     William Rianhard

     In April 2000, the Company entered into an employment agreement with Mr. Rianhard with a term beginning May 15, 2000 and ending May 15, 2002, which term is automatically renewed from year to year unless either party gives notice to the contrary not less than ninety (90) days prior to the commencement of any one
(1) year extension period. The Agreement provides for annual compensation of $160,000 plus such increases as the Board of Directors may approve. The Agreement also provides for an annual service bonus equal to 25% of Mr. Rianhard's base compensation and an annual performance bonus of up to 25% of Mr. Rianhard's base compensation, as determined by the Board of Directors. The Agreement also provides for an option to purchase 60,000 shares of common stock at its closing price on April 12, 2000, a $12,000 annual automobile allowance, a $12,000 annual rent allowance and a moving allowance.

     If there is a "change in control", Mr. Rianhard shall be entitled to a bonus equal to 50% of his base compensation for the year in which the same occurs, and if he is terminated within six (6) months after the "change of control," Mr. Rianhard would be entitled to receive 12 months' base compensation, one year's bonus and 12 months' automobile allowance and would be entitled to fully exercise his options. For a period of one year following Mr. Rianhard's voluntary termination or termination for cause, Mr. Rianhard cannot perform services for, have an equity interest (except for an interest of 5% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the marketing or sale of specialty coffee or bagels as its principal business.

Directors' Compensation

     Each non-employee director of the Company is paid $2,000 for each of the quarterly Board meetings of each calendar year, $1,000 for each additional Board meeting held in the same calendar year and $500 for each committee meeting. Such payments are made in Common Stock of the Company. Employee directors are not compensated for service provided as directors. Additionally, each non-employee director receives stock options to purchase 10,000 shares of Common Stock on the date on which such person first becomes a director, and on October 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The exercise price of such options shall be equal to the market value of the shares of Common Stock on the date of grant. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance of Board meetings and committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms received by it, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 31, 2000, although a number of reports on Form 4 and Form 5 for such fiscal year were filed after the end of such fiscal year.

Indemnification of Directors and Officers and Related Matters

     The Company's Certificate of Incorporation limits, to the maximum extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law"), the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Delaware Law). The Certificate of Incorporation provides further that the Company shall indemnify to the fullest extent permitted by Delaware Law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Company. Subject to the Company's Certificate of Incorporation, the Bylaws provide that the Company shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Company except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer.

     At present, there is pending litigation involving certain officers of the Company where indemnification may be required. These involve routine litigations in respect to which the officers were believed to be acting solely in their corporate capacity.

Stock Performance Graph

     The following performance graph compares the cumulative total return of the Company's Common Stock to the NASDAQ National Stock Market (U.S.) Index and a group of the Company's peers consisting of Papa John's International, Inc.
(PZZA), Panera Bread Company (PNRA), The Cheesecake Factory Incorporated (CAKE), Wall Street Deli, Inc. (WSDI), and Starbucks Corporation (SBUX). Relative performance is compared for the five-year period from December 31, 1996, to December 31, 2000, each the last day of the Company's fiscal year. The graph assumes that the value of the investments in the Company's Common Stock and in each index was $100 at December 31, 1996, and that all dividends were reinvested.

          [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

Total Returns Index for:                   12/1996    12/1997    12/1998    12/1999    12/2000
------------------------                   -------    -------    -------    -------    -------
New World Restaurant Group, Inc.            100.0      61.25       42.5       42.5      22.5
Nasdaq Stock Market (US Companies)          100.0     112.23      218.43    421.76     278.89
Peer Group                                  100.0     107.51      135.1     101.97     161.86


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of October 24, 2001, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) by each director of the Company; (iii) by the Chief Executive Officer of the Company; and (iv) by each executive officer of the Company, other than the Chief Executive Officer, who was serving as such at October 24, 2001 and whose annual compensation exceeded $100,000:

                                                                                          Shares        Percentage
                                                                                          Owned        Beneficially
NAME OF BENEFICIAL OWNER**                                                                Number          Owned
--------------------------                                                                ------          -----

Halpern Denny III, L.P.....................................................            16,951,320(1)       49.4%
Greenlight.................................................................            16,289,023(1)       48.4%
Brookwood New World Investors, LLC.........................................             3,263,178(1)       15.8%
BET Associates, L.P........................................................             3,861,178(2)       18.2%
Bruce Toll.................................................................             4,080,428(2)       19.2%
Special Situations Fund....................................................             4,287,811(1)       19.8%
Frank and Lydia LaGalia....................................................                  981,800        5.7%
R. Ramin Kamfar............................................................             1,012,282(3)        5.6%
William Rianhard...........................................................                15,000(4)         *
Anthony D. Wedo............................................................                     0(5)         *
Jerold E. Novack...........................................................             1,005,683(6)        5.5%
Keith F. Barket............................................................                67,721(7)         *
Edward McCabe..............................................................                48,532(8)         *
Karen Hogan................................................................                66,434(9)         *
Leonard Tannenbaum.........................................................              127,376(10)         *
Eve Trkla..................................................................               10,000(11)         *
William Nimmo..............................................................               10,000(12)         *

All Directors and Executive Officers as a group (10 persons)...............                2,363,028       12.4%
---------------------------

*    Less than one percent (1%).

** Address for each officer and director of the Company is the Company's principal office located at 246 Industrial Way West, Eatontown, NJ.

(1)  Consists of Common Stock which may be purchased pursuant to warrants.

(2) Includes 3,861,178 shares which may be purchased under warrants by BET Associates, L.P. Mr. Toll is a controlling person of BET Associates, L.P. Mr. Toll also beneficially owns 219,250 shares of Common Stock.

(3) Includes 684,367 shares, which may be acquired upon the exercise of options which will be exercisable within 60 days.

(4) Includes 15,000 shares, which may be purchased pursuant to the exercise of options which will be exercisable within sixty (60) days.

(5) Does not include options to purchase 2,285,889 shares of common stock in connection with Mr. Wedo's employment agreement, which options are not exercisable within sixty (60) days.

(6) Includes 802,874 shares, which may be acquired upon the exercise of options, including options to purchase 381,212 shares of common stock in connection with Mr. Novack's employment agreement.

(7) Includes 37,000 shares, which may be acquired upon the exercise of presently exercisable options.

(8) Includes 35,000 shares, which may be acquired upon the exercise of presently exercisable options.

(9) Includes 30,000 shares, which may be acquired upon the exercise of presently exercisable options.

(10) Includes options to purchase 30,000 shares of Common Stock and warrants to purchase 70,000 shares of Common Stock. Does not include 3,861,178 shares owned beneficially by BET Associates, L.P., of which Mr. Tannenbaum is a limited partner owning 10% of the interest of the limited partners, and of which shares Mr. Tannenbaum disclaims beneficial ownership.

(11) Includes 10,000 shares, which may be acquired upon the exercise of presently exercisable options. Ms. Trkla is a controlling person of Brookwood Financial Partner, L.P., an affiliate of Brookwood New World Investors, LLC (see Note (1) above). Ms. Trkla disclaims a beneficial interest in the Common Stock beneficially owned by Brookwood New World Investors, LLC.

(12) Includes 10,000 shares, which may be acquired upon the exercise of presently exercisable options. Does not include 10,605,140 shares owned beneficially by Halpern Denny III, LP (see Note (1)) in which Mr. Nimmo is a partner. Mr. Nimmo disclaims a beneficial interest in the Common Stock beneficially owned by Halpern Denny III, LP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Leonard Tannenbaum, a director of the Company, is a limited partner and ten (10%) owner in BET Associates, L.P. ("BET"). On August 11, 2000 BET purchased approximately 8,108 shares of our Series D Preferred Stock for a sum of $7,500,000. In a related transaction on August 18, 2000, Brookwood New World Investors, LLC ("Brookwood") purchased approximately 8,108 shares of our Series D Preferred Stock for a sum of $7,500,000 (collectively the "Series D Financing"). Each of BET and Brookwood received a warrant to purchase 1,196,909 shares of our common stock at a price of $.01 per share. In connection with the Series D Financing, Mr. Tannenbaum received a fee of $225,000 and a warrant to purchase 70,000 shares of our common stock at its closing price on August 18, 2000. In addition, Mr. Tannenbaum was designated by BET as a director of the Company to serve for the period specified in the Stock Purchase Agreement.

     Eve Trkla, a director of the Company, is the Chief Financial Officer of Brookwood Financial Partners, L.P., an affiliate of Brookwood. In addition, Ms. Trkla was designated by Brookwood as a director of the Company to serve for the period specified in the Stock Purchase Agreement.

     On January 22, 2001, we consummated a sale of 20,000 shares of our authorized but unissued Series F Preferred Stock to Halpern Denny III, L.P. ("Halpern Denny") in exchange for the sum of $20 million. At such time we entered into a Series F Preferred Stock and Warrant Purchase Agreement with Halpern Denny. William Nimmo, a director of the Company, is a partner in Halpern Denny and Co., an affiliate of Halpern Denny III, LP. Mr. Nimmo was designated by Halpern Denny III, LP as a director of the Company. In connection with the Series F Purchase Agreement, the Company issued Halpern Denny a warrant to purchase 8,484,112 shares of our common stock at an exercise price of $0.01 per share. Commencing in 2002, if the Series F Preferred Stock remains outstanding, each of BET, Brookwood and Halpern Denny will be entitled to receive, every six months, additional warrants equal to 0.375% of the fully diluted common stock of the Company for every 5,000 shares of Series F Preferred Stock owned by such entities.

     BET and Brookwood had invested the sum of $15 million for substantially the same purpose as that contemplated by the Series F Purchase Agreement, which investment was made in August 2000, and BET and Brookwood were then holding Series D Preferred Stock, which had a right to approve the creation of the Series F Preferred Stock. Therefore, we considered it appropriate to restructure the investment documents relating to the August 2000 investment by BET and Brookwood. Accordingly, the Company, BET and Brookwood entered into an Exchange Agreement on January 22, 2001, whereby we exchanged all of our outstanding Series D Preferred Stock, including accrued but unpaid dividends (all of which were retired) for a total of 16,398.33 shares of Series F Preferred Stock. BET and Brookwood also exchanged the warrants received by them in August 2000 for warrants to purchase an aggregate of 6,526,356 shares of our common stock.

     In addition, the Company, BET, Brookwood and Halpern Denny entered into a Stockholders Agreement, which relates principally to the composition of the Board of Directors of the Company. Pursuant to the terms of the Stockholders Agreement, as amended, the authorized number of directors on the Board of Directors shall be ten. BET is entitled to designate one (1) member to the Board of Directors. Brookwood is entitled to designate one (1) member of the Board of Directors until such time as its Series F Preferred Stock, including any Notes issued upon redemption thereof, have been paid for in full. Halpern Denny is entitled to designate two members to the Board of Directors (and has designated one as of this time) until such time as its Series F Preferred Stock, including any Notes issued upon redemption thereof, have been paid in full, at which time it shall be allowed to designate one director, which right will be continue until such time as it owns less than 2% of our outstanding common stock. The Stockholders Agreement provides that should Halpern Denny designate a second member to the Board of Directors, a majority of directors who are not designees of BET, Brookwood, or Halpern Denny may designate an additional member to the Board of Directors bringing the total membership of the Board of Directors to ten persons. In addition, pursuant to the terms of the Certificate of Designation for the Series F Preferred Stock, in the event that any dividends on the Series F Preferred Stock are in arrears, or that the Series F Preferred Stock is not redeemed in accordance with its terms, the holders of the Series F Preferred Stock will have the right to designate a majority of the members of the Board of Directors.

     On March 29, 2001, we consummated a sale of 5,000 additional shares of our authorized, but unissued, Series F Preferred Stock to Halpern Denny in exchange for the sum of $5,000,000. Pursuant to the terms of the Second Series F Preferred Stock and Warrant Purchase Agreement (the "Second Purchase Agreement") with Halpern Denny, we also sold Halpern Denny warrants to purchase 2,121,028 shares of our common stock at a price per share of $.01 (subject to adjustment as provided in the form of warrant).

     In connection with the acquisition of Einstein, on June 19, 2001, Halpern Denny purchased an additional $7,500,000 of Series F Preferred Stock and warrants to purchase 2,961,551 shares of our Common Stock at a price per share of $.01 (subject to adjustment as provided in the form of warrant).


           THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE CLASS II DIRECTORS SET FORTH IN THIS PROXY STATEMENT

     2. SELECTION OF AUDITORS

     The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP, independent auditors, which served as the Company's independent auditors to audit the Company's consolidated financial statements for the fiscal year ending January 1, 2002.

Relationship with Independent Auditors

     Arthur Andersen LLP has served as our independent auditor for the year ended December 31, 2000. Representatives of Arthur Andersen LLP may be present at the meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions, if any, of our stockholders.

Independent Auditor Fees

     The aggregate fees billed for professional services by Arthur Andersen LLP and other firms for these various services were as follows:

     Audit Fees: $158,100 for services rendered for the annual audit of our consolidated financial statements for 2000 and the quarterly reviews of the financial statements included in our Form 10-Q;

     All Other Fees: $18,038 for network security performed.

     Our management is responsible for decisions with respect to the implementation of our financial information systems and for evaluating the adequacy of such systems, as well as maintaining our system of internal accounting controls. Our Board of Directors has determined that the provision of services by Arthur Andersen LLP as described above is compatible with maintaining such auditor's independence.

               THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE
          SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT
               AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 1, 2002

     3. OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting and does not intend to present any other matters. However, if any other business shall properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

           PROCEDURE FOR SUBMISSION OF YEAR 2002 STOCKHOLDER PROPOSALS

     Proposals by stockholders for inclusion in the 2002 annual meeting of stockholders proxy statement must be received by New World Restaurant Group, Inc., 246 Industrial Way West, Eatontown, New Jersey 07724, pursuant to the provisions of the Restated Certificate of Incorporation. To be timely, a stockholder's notice must be received not later than October 20, 2002 nor prior to September 20, 2002; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting; or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure there of was made, whichever first occurs. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                                  OTHER MATTERS

     So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

                                   By order of the Board of Directors.

                                   Jerold E.  Novack, Secretary

Dated:  November 19, 2001



                               COMMON STOCK PROXY
                               ------------------

                        NEW WORLD RESTAURANT GROUP, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724

          This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints R. Ramin Kamfar and Jerold E. Novack, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of New World Restaurant Group, Inc. (the "Company"), held of record by the undersigned on October 24, 2001 which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on December 19, 2001, at 10:30 a.m. at 246 Industrial Way West, Eatontown, New Jersey 07724, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

     1. ELECTION OF DIRECTORS

        FOR the nominees listed below         Withhold Authority to vote for the
        (except as marked to the contrary     nominee listed below _________
        below) _________

     (Instruction: To withhold authority to vote for an individual nominee strike a line through such nominee's name in the list below).

                                 KEITH F. BARKET
                                  EDWARD MCCABE

     2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 1, 2002.

         FOR __________    AGAINST ____________      ABSTAIN _________

     3. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         FOR __________    AGAINST ___________       ABSTAIN ____________

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted "FOR" all proposals.


(Date)

(Signature)

(Signature, if held jointly)

     Please sign exactly as name appears below. If Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.


                                   Appendix A

                             Audit Committee Charter


Status

The Audit Committee (the "Committee") is a committee of the Board of Directors. The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's auditors.

Membership

The Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board of Directors have accounting or financial management expertise.

Responsibilities

1. Review with members of the public accounting firm selected as outside auditors for the Company, the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate and receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries.

2. Review, at least annually, the then current and future programs of the Company's Accounting Department, including the procedure for assuring implementation of accepted recommendations made by the auditors; receive summaries of all audit reports issued by the Accounting Department; and review the significant matters contained in such reports.

3. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

4. Recommend annually the public accounting firm to be outside auditors for the Company, for approval by the Board of Directors and set their compensation.

5. Review with management and the public accounting firm selected as outside auditors for the Company the annual and quarterly financial statements of the Company and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission. Such review to include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements.

6. Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors.

7. Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

8. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

Meetings

The Committee shall meet at least quarterly and at such other times as it deems necessary to fulfill its responsibilities.

Report

The Committee shall prepare a report each year concerning its compliance with this charter for inclusion in the Company's proxy statement relating to the election of directors.